Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

INTERMOUNTAIN COMMUNITY BANCORP

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This Certificate of Amendment to the Amended and Restated Articles of Incorporation of Intermountain Community Bancorp, an Idaho corporation, is executed and delivered for filing in accordance with the provisions of Section 30.1.1005 and 30.1.1006 of the Idaho Business Corporation Act:

1.	The name of the corporation is Intermountain Community Bancorp.

2.	The Amendment to the Amended and Restated Articles of Incorporation (“Amendment”) was adopted by the corporation’s board of directors on January 11, 2012 in the manner required by the Idaho Business Corporation Act and the corporation’s Amended and Restated Articles of Incorporation. Shareholder approval of the Amendment was not required pursuant to Section 30.1.1005(8) of the Idaho Business Corporation Act.

3.	The Amended and Restated Articles of Incorporation are hereby amended to add a new Section 3 of ARTICLE II as follows:

ARTICLE II

Authorized Shares

Section 3. MANDATORILY CONVERTIBLE CUMULATIVE PARTICIPATING PREFERRED STOCK, SERIES B. There is hereby created out of the authorized and unissued shares of preferred stock of the corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Participating Preferred Stock, Series B” (the “Series B Preferred Stock”), which series shall have a liquidation preference per share of $0.01 and shall have such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as set forth on the Certificate of Designations attached to these Articles of Incorporation and incorporated herein. The authorized number of shares of Series B Preferred Stock shall be 864,600.

[Signature on following page]

This Certificate of Amendment is executed by the corporation by its duly authorized officer.

Dated: January 18, 2012	INTERMOUNTAIN COMMUNITY BANCORP

	By:	/s/ Curt Hecker
Curt Hecker, President and CEO

(As filed with the Idaho Secretary of State on January 20, 2012)

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